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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 27, 2006

                       INTERACTIVE SYSTEMS WORLDWIDE INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          000-21831                                     22-3375134
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  (Commission File Number)                    (IRS Employer Identification No.)

   2 Andrews Drive, West Paterson, NJ                        07424
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (973) 256-8181
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 27, 2006, Interactive Systems Worldwide, Inc. (the "Company") entered into a new employment agreement (the "Agreement") with Bernard Albanese, its Chairman of the Board, Chief Executive Officer and President, for the period from July 1, 2006 through June 30, 2007 (the "Term"). The Agreement provides that Mr. Albanese receive a base salary of not less than $240,000 per annum plus an incentive compensation bonus of $30,000 for each $1 million of revenue realized by the Company and its subsidiaries on a consolidated basis during the Term, up to a maximum bonus of $120,000 if revenues of $4 million are realized during the Term (the "Bonus"). Mr. Albanese's prior employment agreement, which expires June 30, 2006, provided for a base salary of $300,000 but no incentive compensation Bonus.

         The other terms of the Agreement are substantially similar to Mr. Albanese's prior employment agreement. The Agreement provides that Mr. Albanese will be entitled to: (i) such salary increases, bonuses or other incentive compensation as may be approved by the Board of Directors; (ii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; (iii) four weeks of vacation each year; and (iv) severance in the amount of $300,000 and continuation of fringe benefits for one year, in the event (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for "cause" (as defined in the Agreement) or if his employment terminates as a result of his death or disability during the Term or after the Term but while he continues to be employed by the Company, or (c) upon expiration of the Term without the Agreement being renewed or replaced. If during the Term (x) the Company terminates Mr. Albanese's employment other than for cause or (y) Mr. Albanese voluntarily terminates his employment following a request that he relocate, he will also be entitled to another $300,000 less the base salary and Bonus he was paid during the Term. In addition, in the event of a "change of control" (as defined in the Agreement) of the Company, followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the Agreement), he is entitled to (a) if termination occurs during the Term, $300,000 less the base salary and Bonus he was paid during the Term plus $300,000 of severance and continuation of benefits for one year, or (b) if termination occurs after the Term, but while he is still employed by the Company, payment of $300,000 and continuation of benefits for one year. Mr. Albanese is also entitled, at the Company's expense, to the use of a leased automobile, including all operating, maintenance and insurance expenses. The Agreement also provides that if his employment terminates for any reason whatsoever, including his death or disability, other than by the Company for cause or by him voluntarily (other than as permitted by the Agreement), all stock options theretofore granted to him which have not become exercisable shall vest and become exercisable and remain exercisable in accordance with the Company's 1995, 1996 and 2006 Stock Option Plans and related stock option agreements, as applicable. The Agreement also provides that Mr. Albanese has the right, in his discretion, to voluntarily retire from the Company and upon such retirement he is entitled to receive $300,000 and continuation of his benefits for a period of one year.


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         Mr. Albanese has previously entered into an agreement restricting competitive activities for 12 months following termination of his employment and prohibiting disclosure of confidential information of the Company, which agreement remains in effect.

         The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (d) Exhibits

         Exhibit Number         Description
         --------------         -----------
             10.1               Employment Agreement between the Company and
                                Bernard Albanese, dated as of June 27, 2006.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERACTIVE SYSTEMS WORLDWIDE INC
                                   (Registrant)

Date: July 3, 2006                By: /s/ Bernard Albanese
                                       -------------------------------------
                                       Bernard Albanese
                                       Chief Executive Officer





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                                  EXHIBIT INDEX

         Exhibit Number     Description
         --------------     -----------
             10.1           Employment Agreement between the Company and
                            Bernard Albanese, dated as of June 27, 2006.